AS FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION ON MAY 9, 2014
REGISTRATION NO. 333-183438

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SOUTHSIDE BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Texas	75-1848732
(State or other jurisdiction of incorporation	(I. R. S. Employer Identification No.)
or organization)

1201 South Beckham Tyler, Texas 75701 (903) 531-7111 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Southside Bancshares, Inc. Dividend Reinvestment Plan (Full Title of the Plan)

Sam Dawson
President & Chief Executive Officer
1201 South Beckham
Tyler, Texas 75701
(903) 531-7111
(Name, address, including zip code, and
telephone number, including area code,
of registrant’s agent for service)
Copies to:
Lesley H. Solomon
Alston & Bird LLP
1201 West Peachtree Street
Atlanta, Georgia 30309-3424
(404) 881-7364

Approximate Date of Commencement of Proposed Sale to the Public: Not applicable.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☒
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐ Accelerated filer ☒ Non-accelerated filer ☐ (Do not check if a smaller reporting company) Smaller reporting company ☐

TERMINATION OF REGISTRATION
This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) relates to the Registration Statement on Form S-3 (Registration No. 333-183438) (the “Registration Statement”) of Southside Bancshares, Inc. (the “Company”). The Company filed the Registration Statement with the Securities and Exchange Commission (the “Commission”) on August 20, 2012 to register shares of the Company’s common stock being offered pursuant to its dividend reinvestment plan.

This Post-Effective Amendment is being filed solely to deregister the shares of common stock of the Company that are registered but unissued under the Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tyler, State of Texas, on May 9, 2014.

SOUTHSIDE BANCSHARES, INC.
(Registrant)

By: /s/ Lee R. Gibson
Lee R. Gibson,
Senior Executive Vice President
and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board	May 9, 2014
B. G. Hartley	and Director

*	President and Chief Executive	May 9, 2014
Sam Dawson	Officer and Director
(Principal Executive Officer)

*	Senior Executive Vice President	May 9, 2014
Lee R. Gibson	and Chief Financial Officer
(Principal Financial Officer)

*	Executive Vice President and	May 9, 2014
Julie N. Shamburger	Chief Accounting Officer
(Principal Accounting Officer)

*	Director	May 9, 2014
Lawrence Anderson

*	Director	May 9, 2014
Herbert C. Buie

*	Director	May 9, 2014
Alton Cade

*	Director	May 9, 2014
Pierre de Wet

*	Director	May 9, 2014
Bob Garrett

	*	Director	May 9, 2014
Melvin B. Lovelady

	*	Director	May 9, 2014
Joe Norton

	*	Director	May 9, 2014
Paul W. Powell

	*	Director	May 9, 2014
William Sheehy

	*	Director	May 9, 2014
Preston Smith

	*	Director	May 9, 2014
Don Thedford

*By:	/s/ Lee R. Gibson	Attorney-in-Fact	May 9, 2014
Lee R. Gibson